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                                                                    Exhibit 3.26
                                                                    ------------

                                    BY-LAWS

                                       OF

                             M & M PROPERTIES, INC.


                                   ARTICLE I
                                   ---------

                                    OFFICERS
                                    --------

     SECTION 1. NUMBER. Initially the officers of the corporation shall be a President and Secretary. One person may hold more than one office.

     SECTION 2. ELECTION, TERM OF OFFICER AND QUALIFICATIONS. The officers of the corporation shall be chosen annually by the Board of Directors. Each officer shall hold his office until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. The officers may be chosen from among the Directors of the corporation.

     SECTION 3. REMOVAL. The officers, specifically designated in Section 1 of this Article, may be removed, either with or without cause, by vote of the majority of the whole Board of Directors at any regular meeting or at a special meeting of the Board called for that purpose.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or the Secretary or the President of the corporation. Any such resignation shall take effect at the time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 6. THE PRESIDENT. The President shall exercise detailed supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the stockholders and in general shall perform all duties Incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 7. THE SECRETARY. The Secretary shall be chosen to the faithful discharge of his duties. He shall:

     (a) Keep the minutes of the meeting of the stockholders and of the Board of Directors in books provided for the purpose.
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     (b) See that all notices are duly given in accordance with the provisions of the By-Laws or as required by law.

     (c) Be custodian of the records and the seal of the corporation and see that such seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with these By-Laws.

     (d) Have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such a manner as to show at any time the amount of the stock of the corporation issued and such outstanding, the manner of which and the time when such stock was paid for, the name, alphabetically arranged, and the addresses of the holders of the record thereof, the number of shares held by each, and the time when each became such holder of record, and exhibit at all reasonable time to any director, upon application, the original and duplicate stock ledger.

     (e) Sign with the President certificates of stock of the corporation.

     (f) See that the books, reports, statements, certificates and all other documents and records of the corporation required by law are properly kept and filed.

     (g) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by the President.

     SECTION 8. ADDITIONAL OFFICERS AND AGENTS. The Board of Directors, at its discretion, may appoint a general manager, one or more assistant Secretaries, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.


                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------

     SECTION 1. NUMBER AND QUALIFICATIONS. The property interests, business and transactions of the corporation shall be managed and conducted by a Board of Directors of not less than one (1), nor more than five (5) members and Steven D. McCurry and Ralph W. McCurry are hereby designated as Directors for a period of one (1) year from and after the date of incorporation, unless he or she shall sooner resign. Thereafter, the Board of Directors shall be elected annually by a ballot of the holders of the common stock at the annual meeting of the stockholders or any meeting held in place thereof as provided by law for the term of one (1) year, and shall serve until the election and qualification of their successors, unless they sooner resign.

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     SECTION 2.  VACANCIES.  Any vacancy occurring in the Board of Directors may be filled for the unexpired term by the Board of Directors attending a stated or special meeting called for that purpose, even though less than a quorum be present.

     SECTION 3. MEETINGS. The regular meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting or the first Monday of June of each year or the next following day which is not a legal holiday.

     The Board of Directors shall meet at such time or times as they may from time to time determine. Special meetings of the Board of Directors may likewise be held on the written call of the President, or two (2) members of the Board.

     SECTION 4. PLACE OF MEETING. The Board of Directors may hold its meeting at such place or places within or without the State of Alabama as the Board may from time to time determine, or, with respect to its meeting as shall be specified or fixed in the respective notices or waivers of notices of such meetings.

     SECTION 5. SPECIAL MEETING NOTICE. Special meetings of the Board of Directors shall be held whenever called by the President or two (2) of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at the address as it appears on the records of the corporation, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally not later than three (3) days before the day on which the meeting is to be held. The notice of each such special meeting shall indicate briefly the objects thereof. No notice of the time, place or purpose of any meeting of the Board of Directors shall need to be given to any Director who attends in person or who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice need be given of an adjourned meeting of the Board of Directors.

     As to the Directors who shall sign the minutes of any Directors' meeting, such meeting shall be deemed to have been legally and duly called, noticed, held and conducted, and the action thereof approved, and for all purposes, and as to such persons, the minutes of the Directors' meeting shall be construed as if all the Directors were actually present at said meeting, and all who signed the minutes were duly noticed and the signature of any Director of the minutes of a meeting shall for all purposes and as to all persons be held to be an approval of the action thereof.

     SECTION 6. QUORUM AND MANNER OF ACTION. The sole member of a one member Board of Directors and a two-thirds majority of members of a larger Board of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, the act of a majority of the Directors present at any meeting at which a quorum is

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present shall be the act of the Board of Directors.  In the absence of a quorum, the Director or Directors present may adjourn the meeting from time to time until a quorum be had.

     SECTION 7. ELECTION OF OFFICERS. At the first meeting of the Board of Directors after the annual election, a President and Secretary shall be elected to serve for the ensuing year and until the election of their respective successors, and an executive committee may be elected. Election shall be by ballot, and a majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board of Directors for the unexpired term.

     SECTION 8. DUTIES. The Board of Directors shall exercise a general supervision over the affairs of the corporation, receive and pass upon the reports of the Secretary, audit all bills and accounts against the corporation, and direct the Secretary in correspondence. The Board of Directors may direct any officer or officers of the corporation to transact any particular branch of business which it may see fit to designate. The Board of Directors from time to time may employ such persons as the Board may deem necessary for the carrying on of the business of the corporation. No stated salary shall be paid Directors, as such, for their services, but by resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of such board, provided, that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 9. REMOVAL. Any Director may be removed from office, either with or without cause, at any time, and another person may be elected to his place, to serve for the remainder of his term, at any special meeting of the stockholders called for that purpose, by vote of two-thirds (2/3rds) of all the shares of stock outstanding and entitled to vote. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Directors as provided hereinabove.

     SECTION 10.  VOTING.  Each member of the Board of Directors shall cast one
(1) vote.

     SECTION 11. FILLING VACANT BOARD MEMBERSHIP IN ONE MEMBER BOARD. In the event the member of a one member Board of Directors shall die or shall resign, the administrator or executor of his estate shall appoint a successor Director who shall serve until the next meeting of the stockholders, whether same shall be a regular annual or special called meeting.

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                                  ARTICLE III
                                  -----------

                                     STOCK
                                     -----

     SECTION 1. CERTIFICATES. Each stockholder of the corporation whose stock has been paid for in full shall be entitled to a certificate showing the amount of stock of the corporation standing on the books in his name. The certificates shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in order of their issue, respectively, and shall be signed by the President and by the Secretary. A record shall be made of each certificate for shares of stock issued, including the numbers of the certificates, the names of the persons owning the shares represented thereby, the number of shares and dates thereof.

     Every certificate of each share of stock exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation by the Secretary.

     SECTION 2. TRANSFER OF STOCK. The transfer of shares of stock of the corporation shall be made on the books of the corporation by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the corporation, and under surrender of such certificate or certificates properly endorsed. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation.

     SECTION 3. REGULATIONS. The Board of Directors may make such regulations and rules as it may deem expedient concerning the issue, transfer and registration of certificates of shares of stock of the corporation.

     SECTION 4. LOST CERTIFICATE. The Board of Directors may order a new certificate of stock to be issued in the place of any certificate of the corporation alleged to have been lost or destroyed. But in either case, the owner of the lost certificate shall first cause to be given to the corporation a bond in such sum as said Board may direct as indemnity against any loss or claim that the corporation may incur by reason of the issuance of such certificate, but the Board of Directors may, in its discretion, refuse to replace any lost certificate, save upon the order of some Court having jurisdiction in such matter.

     SECTION 5. STOCK AND TRANSFER BOOKS. The stock and transfer books, and all other books and records of the corporation shall be kept in its principal office in the City of Huntsville, Alabama, and all such books and records shall be open for inspection of the qualifying stockholders of the principal office of the corporation in the City of Huntsville, State of Alabama, as provided by law; provided, however, that the following limitation of such right of inspection and making extracts shall and is hereby made, to-wit:

     (a) Prior to any such inspection being made, the requesting party first shall file written notice to the Secretary of the corporation of the requesting party's desire to inspect and/or make extracts from such books and records of the corporation, said written notice to identify the particular books desired to be examined and to set forth the purpose or purposes of such examination. Within fifteen (15) days after receipt of such notice, the Secretary, in writing or orally, shall inform the requesting party of the date, time and place the requested books and/or records of the corporation may be examined by the requesting party.

     (b) The requesting party shall not remove any of the requested books and/or records of the corporation from the place of examination indicated by the Secretary, as set forth in paragraph (a) above.

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     (c) The Secretary and/or person designated by the Secretary shall be permitted to remain present with the requesting party at all times during the examination of the books and/or records of the corporation by the requesting party.

     (d) All notes, memorandums or extracts of books and/or records of the corporation made and/or taken by the requesting party shall be made in duplicate by the requesting party and a copy thereof shall be delivered forthwith by the requesting party to the Secretary or to the designated representative of the Secretary, as the case may be.

     (e) Before making any such examination of said books and/or records of the corporation made and upon demand therefor by the Secretary or by the designated representative and the Secretary, the requesting party shall pay the corporation for all reasonable costs and/or expenses, if any, to be itemized and set forth in a written statement to be furnished by the Secretary or by the Secretary's designated representative to the requesting party at the time of the aforesaid demand for reimbursement therefor.


                                   ARTICLE IV
                                   ----------

                                  STOCKHOLDERS
                                  ------------

     SECTION 1. ANNUAL MEETING. The regular annual meeting of the stockholders of the corporation shall be held at the office of the corporation, or at such other place as may be ordered by the President or by the Board of Directors, on the first Monday of June of each year if it be not a legal holiday, and if it be a legal holiday, then on the next succeeding day not a legal holiday. At such meeting the Directors for the ensuing year shall be elected. The officers of the corporation shall present their annual reports, and the Secretary of the corporation shall have on file for inspection and reference an authentic list of the stockholders, giving the amount of stock held by each as shown by the stock books of the corporation ten (10) days before the annual meeting.

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     SECTION 2.  SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the President or the Secretary or by resolution adopted at a meeting of the Board of Directors or on call by the stockholders as provided by law.

     Said meeting may be held either at the office of the corporation in Huntsville, Alabama, or at such other place as may be indicated in the call. Such calls for special meetings shall specify the time, place and objects thereof and no other business shall be considered in any such meeting than that specified in the call.

     SECTION 3. NOTICE OF MEETING. Notice of the time and place of all regular and special meetings shall be prepared by the Secretary, and may be delivered personally, or deposited in the post office properly addressed, to each stockholder as provided by law. If any stockholder shall fail to furnish the Secretary with his correct post office address, he shall not be entitled to the separate, personal notice referred to herein. Special meetings may be held upon waiver duly signed by all stockholders of record, without notice thereof being mailed. No notice of any stockholders' meeting shall be required when all of the stockholders are present either in person or by proxy at such meeting.

     SECTION 4. ELECTION OF DIRECTORS. At such annual meeting of the stockholders of the corporation, Directors shall be elected or reelected who shall serve until their successors are duly elected and qualified, unless they sooner resign. Election of Directors shall be any such of the stockholders as attended for the purpose, either by proxy or in person.

     SECTION 5. QUORUM. A majority of the outstanding stock, exclusive of treasury stock, shall be necessary to constitute a quorum at meetings of the stockholders. If a quorum is present at any meeting, a majority of the stock represented shall decide any question which is brought before the meeting, except in those cases where it is otherwise provided by law, in the absence of a quorum, those present may adjourn the meeting from day to day, but not to exceed sixty (60) days.

     SECTION 6. PROXIES. Any stockholders entitled to vote may be represented at any regular or special meeting of stockholders by a duly executed proxy. The proxy shall be in writing and properly signed, and no proxy shall be recognized unless executed within two (2) months of the date of the meeting at which it is presented.

     SECTION 7. ORDER OF BUSINESS. The order of the business of the annual meeting, and so far as it is practicable at all other meetings of the stockholders, shall be as follows:

     1.   Calling of roll
     2.   Proof of due notice of meeting
     3.   Reading and disposal of any unapproved minutes
     4.   Annual reports of officers and committees
     5.   Election of Directors

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     6.   Unfinished business
     7.   New business
     8.   Adjournment


                                   ARTICLE V
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 1. CORPORATE SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed corporate seal Alabama, which seal as impressed below adopted as the seal of the corporation.


                                   ARTICLE VI
                                   ----------

                                   AMENDMENTS
                                   ----------

     SECTION 1. AMENDMENTS. Any and all provisions of these By-Laws may be altered, amended, repaired and repealed or added to at any annual or at any special meeting of the stockholders called for the purpose.

     We, the undersigned, being the incorporators and Directors of M & M PROPERTIES, INC., hereby approve, ratify and adopt the foregoing By-Laws this the 16th day of May, 1984.

                                    /s/ Steven D. McCurry
                                    _____________________________________
                                    Steven D. McCurry

                                    /s/ Ralph W. McCurry
                                    _____________________________________
                                    Ralph W. McCurry

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